Exhibit 32.01

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Biodel Inc. (the Company ) for the fiscal quarter ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the Report ), the undersigned Gary G. Gemignani, Interim Chief Executive Officer of the Company and Gary G. Gemignani, Chief Financial Officer of the Company, each hereby certifies that: (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 16, 2016	/s/ Gary G. Gemignani
Gary G. Gemignani, Interim
Chief Executive Officer

Dated: February 16, 2016	/s/ Gary G. Gemignani
Gary G. Gemignani, Chief Financial Officer